As filed with the Securities and Exchange Commission on September 7, 2000
  -------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     -------------------------------------
                                   FORM S-8

                            Registration Statement
                      Under the Securities Act of 1933


                          AMCON DISTRIBUTING COMPANY
        -------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


            Delaware                                   47-0702918
   -------------------------------                --------------------
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)

        10228 "L" Street
        Omaha, Nebraska                                  68127
   -------------------------------                      -------
   (Address of principal executive                     (Zip code)
              offices)

                          AMCON DISTRIBUTING COMPANY
               FIRST AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                         ----------------------------
                           (Full title of the plan)

        Kathleen M. Evans
           President
  AMCON Distributing Company
       10228 "L" Street
     Omaha, Nebraska 68127                        (402) 331-3727
-------------------------------               ----------------------
  (Name and address of agent              (Telephone number, including
      for service)                           area code, of agent for
                                                     service)



                                  Copies to:
                             Steven P. Amen, Esq.
                                Kutak Rock LLP
                              1650 Farnam Street
                             Omaha, Nebraska 68102
                                (402) 346-6000





                        CALCULATION of REGISTRATION FEE

-------------------  -----------  ---------  ---------  ------------
                                  Proposed    Proposed
                      Amount to   Maximum     Maximum
                         be       Offering    Aggregate     Amount of
Title of Securities  Registered   Price per   Offering    Registration
   be registered         (1)      Share (2)   Price (2)        Fee
-------------------  -----------  ---------  -----------  ------------
Common Stock,          250,000      $5.75    $1,437,500      $380.00
 par value $0.01
 per share

(1) This Registration Statement shall also cover any additional shares of Registrant's common stock which become issuable under the First Amended and Restated 1994 Stock Option Plan, as amended from time to time, with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price per share is estimated to be $6.00 based on the average of the high $6.00 and low $6.00 sale prices for the Common Stock in the American Stock Exchange on September 5, 2000, as reported in the Wall Street Journal on September 6, 2000.


                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed with the Securities and Exchange Commission by AMCON Distributing Company (the "Registrant") pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

   (a) The Registrant's Registration Statement on Form S-8 (Registration No. 333-33405) filed August 8, 1997.

   (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

   (c) All reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 by the Registrant since September 30, 1999.

   (d) Description of the Registrant's Common Stock incorporated into Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 30, 1999.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number                          Description
-------                      ----------------
  4(a) Specimen of Certificate of the Registrant's Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-82848) filed by the Registrant on August 15, 1994)

  4(b) The Registrant's First Amended and Restated 1994 Stock Option Plan (incorporated by reference to Exhibit 10.17 of the Registrant's Report on Form 10-Q filed on August 4, 2000)

  5        Opinion of Kutak Rock LLP

 23(a) Consent of Kutak Rock LLP (contained in its opinion filed as Exhibit 5)

 23(b)     Consent of PricewaterhouseCoopers LLP



                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on September 7, 2000.



                              AMCON DISTRIBUTING COMPANY

                                 By /s/ Kathleen M. Evans
                                 --------------------------
                                 Kathleen M. Evans, President



                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of September 7, 2000.

         Signature                           Title
       --------------                       ---------

/s/ William F. Wright                Chairman of the Board, Director
------------------------------
William F. Wright


/s/ Kathleen M. Evans                President (Principal Executive
------------------------------       Officer)
Kathleen M. Evans


/s/ Michael D. James                 Chief Financial Officer and
-----------------------------        Treasurer (Principal Financial
Michael D. James                     and Accounting Officer)


/s/ J. Tony Howard                   Director
------------------------------
J. Tony Howard


/s/ Jerry Fleming                    Director
------------------------------
Jerry Fleming


/s/ Allen D. Petersen                Director
------------------------------
Allen D. Petersen


/s/ William R. Hoppner               Director
------------------------------
William R. Hoppner


/s/ Timothy R. Pestotnik             Director
------------------------------
Timothy R. Pestotnik

                                 EXHIBIT INDEX


Exhibit
Number                               Description
-------                            ---------------

  4(a) Form of Certificate of the Registrant's Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement of Form S-1 (Registration No. 33-82848) filed of August 15, 1994)

  4(b) The Registrant's 1994 Stock Option Plan (incorporated by reference to Exhibit 10.7 of the Registrant's Statement of Form S-1 Registration No.33-82848) filed on August 15, 1994)

  5        Opinion of Kutak Rock.

 23(a)     Consent of Kutak Rock (contained in its opinion filed as Exhibit 5)

 23(b)     Consent of Coopers & Lybrand LLP